Exhibit (5)(i)


                             SCHRODER CAPITAL FUNDS
                        INVESTMENT SUBADVISORY AGREEMENT

                                  June 15, 1998

         AGREEMENT made this 15th day of June, 1998, among Schroder Capital Funds (the "Trust"), a business trust organized under the laws of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101, Schroder Capital Management International Inc. (the "Adviser"), a corporation organized under the laws of the State of New York with its principal place of business at One State Street, New York, New York and Schroder Investment Management, Ltd. with its principal office and place of business at 31 Gresham Street, London, U.K. EC2V 7QA (the "Subadviser").

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "Act"), as an open-end management investment company and is authorized to issue its shares of beneficial interest, no par value, in separate series and classes;

         WHEREAS, the Subadviser provides investment advice and is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is registered with the United Kingdom Investment Management Regulatory Organization ("IMRO");

         WHEREAS, the Trust and the Adviser desire that the Subadviser perform investment advisory services for Schroder International Smaller Companies Portfolio (the "Portfolio") and the Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement; and

         WHEREAS, the Subadviser is willing to render such investment advisory services to the Portfolio; and

         NOW  THEREFORE,   in  consideration  for  the  promises  and  covenants
contained herein, the Trust, the Adviser and the Subadviser hereby agree as follows:

         SECTION 1.  THE TRUST; DELIVERY OF DOCUMENTS

         The Trust is engaged in the business of investing and reinvesting its assets in securities of the type and in accordance with the limitations specified in its Trust Instrument, By-Laws and Registration Statement filed with the Securities and Exchange Commission (the "Commission") under the Act and the Securities Act of 1933 (the "Securities Act"), including any representations made in the prospectus and statement of additional information relating to the Portfolio contained therein and as may be supplemented from time to time, all in such manner and to such extent as may from time to time be authorized by the Trust's Board of Trustees (the "Board"). The Trust is currently authorized to issue thirty-one series of shares and the Board is authorized to issue any unissued shares in any number of additional classes or series. The Trust has delivered to the

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Adviser  copies of the documents  listed in this Section 1 and will from time to time furnish Subadviser with any amendments thereof.

         SECTION 2.  INVESTMENT SUBADVISER; APPOINTMENT

         Subject to the direction and control of the Board, the Adviser manages the investment and reinvestment of the assets of the Portfolio and provides for certain management and services as specified in the Investment Advisory Agreements between the Trust and the Adviser with respect to the Portfolio.

         The Adviser hereby employs Subadviser, subject to the direction and control of the Adviser and the Board, to manage the investment and reinvestment of the assets in each Portfolio and, without limiting the generality of the foregoing, to provide other services as specified herein, all in such manner and to such extent as may be directed from time to time by the Adviser. The Subadviser accepts this employment and agrees to render its services for the compensation set forth herein.

         SECTION 3.  DUTIES OF THE SUBADVISER

         (a) The Subadviser is authorized to make decisions with respect to purchases and sales of securities and other investment assets in the Portfolio. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for the Trust, for the account of, at the risk of and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Portfolio. In all purchases, sales and other transactions in securities for the Portfolio, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as the Trust might or could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b) The Subadviser will report to the Board at each meeting thereof all changes in the Portfolio since the prior report, and will also keep the Board informed of important developments affecting the Trust, the Portfolio and the Subadviser, and on its own initiative, will furnish the Board from time to time with such information as the Subadviser may believe appropriate for this purpose, whether concerning the individual companies whose securities are included in a Portfolio's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Portfolio maintains investments. The Subadviser will also furnish the Board with such statistical and analytical information with respect to securities in the Portfolio as the Subadviser may believe appropriate or as the Board reasonably may request. In making purchases and sales of securities for a Portfolio, the Subadviser will bear in mind the policies set from time to time by the Board as well as the limitations imposed by the Trust's Trust Instrument, By-Laws and Registration Statement under the Act and the Securities Act, the limitations in the Act and in the Internal Revenue Code of 1986, as amended in respect of regulated investment companies and the investment objectives, policies and restrictions of the Portfolio.
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         (c) The Subadviser will from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties hereunder, the cost of performance of such duties to be borne and paid by the Subadviser. No obligation may be incurred on the Trust's behalf in any such respect.

         (d) The Subadviser shall maintain records for each Portfolio relating to portfolio transactions and the placing and allocation of brokerage orders as are required to be maintained by the Trust under the Act. The Subadviser shall prepare and maintain, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser pursuant to this Agreement required to be prepared and maintained by the Trust pursuant to the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Securities and Exchange Commission and the Internal Revenue Service. The books and records pertaining to the Trust which are in possession of the Subadviser shall be the property of the Trust. The Trust, or the Trust's authorized representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Trust, copies of any such books and records shall be provided promptly by the Subadviser to the Trust or the Trust's authorized representatives.

         SECTION 4.  EXPENSES

         Subject to any expense reimbursement arrangements between the Adviser or others and the Trust, the Trust shall be responsible and shall assume the obligation for payment of all of the Trust's expenses. The Subadviser shall pay for maintaining its staff and personnel necessary to perform its obligations under this Agreement and shall, at its own expense maintain the office space, facilities, equipment and personnel that are reasonably necessary to carry out its obligations hereunder.

         SECTION 5.  STANDARD OF CARE

         The Trust shall expect of the Subadviser, and the Subadviser will give the Trust the benefit of, the Subadviser's best judgment and efforts in rendering its services to the Trust, and as an inducement to the Subadviser's undertaking these services the Subadviser shall not be liable hereunder for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Subadviser against any liability to the Trust or to the Trust's interest holders to which the Subadviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Subadviser's duties hereunder, or by reason of the Subadviser's reckless disregard of its obligations and duties hereunder. As used in this Section 5, the term "Subadviser" shall include any affiliates of the Subadviser performing services for the Portfolio contemplated hereby and directors, officers and employees of the Subadviser as well as the Subadviser itself.

         The Subadviser shall not be liable for any losses caused by disturbances of its operations by virtue of force majeure, war, riot, or damage caused by nature or due to other events for which the Subadviser is not responsible (e.g., strike, lock-out or losses caused by the imposition of foreign exchange controls, expropriation of assets or other acts of domestic or foreign authorities).

         The presence of exculpatory language in this Agreement shall not be deemed by the Trust, the Portfolio, the Adviser, the Subadviser, or any other party appointed pursuant to this Agreement, including without limitation any custodian, as in any way limiting causes of action and remedies which may, notwithstanding such language, be available to the Portfolio either under common law or statutory law principles applicable to fiduciary relationships or under the Federal securities laws.

         SECTION 6.  COMPENSATION

         In consideration of the foregoing, the Adviser shall pay the Subadviser, with respect to the Portfolio, a fee at an annual rate as listed in Appendix A hereto. Such fees shall be accrued by the Adviser daily and shall be payable monthly in arrears on the first day of each calendar month for services performed hereunder during the prior calendar month.

         SECTION 7.  EFFECTIVENESS, DURATION, AND TERMINATION

         (a) This Agreement shall become effective with respect to the Portfolio immediately upon the later of approval by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust) and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Portfolio.

         (b) This Agreement shall remain in effect with respect to the Portfolio for a period of one year from the date of its effectiveness and shall continue in effect for successive twelve-month periods (computed from each anniversary date of the approval) with respect to the Portfolio; provided that such continuance is specifically approved at least annually (i) by the Board or by the vote of a majority of the outstanding voting securities of the Portfolio, and, in either case, (ii) by a majority of the Trust's trustees who are not parties to this Agreement or interested persons of any such party (other than as trustees of the Trust); provided further, however, that if this Agreement or the continuation of this Agreement is not approved as to a Portfolio, the Subadviser may continue to render to that Portfolio the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder.

         (c) This Agreement may be terminated at any time, without the payment of any penalty, (i) by the Board or by a vote of a majority of the outstanding voting interests of a Portfolio on 60 days' written notice to the Subadviser;
(ii) by the Adviser on 60 days' written notice to the Subadvisor; or (iii) by the Subadviser on 60 days' written notice to the Trust. This Agreement shall terminate upon assignment.

         SECTION 8.  ACTIVITIES OF THE SUBADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's officers, directors or employees who may also be a trustee, officer or employee of the Trust, or persons otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association. It is specifically understood that officers, directors and employees of the Subadviser and its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, and to other investment advisory clients. When other clients of the Subadviser desire to purchase or sell a security at the same time such security is purchased or sold for the Portfolio, such purchases and sales will, to the extent feasible, be allocated among the Portfolio and such clients in a manner believed by the Subadviser to be equitable to the Portfolio and such clients.

         SECTION 9.  LIMITATION OF INTERESTHOLDER AND TRUSTEE LIABILITY

         The Trustees of the Trust and the interestholders of the Portfolio shall not be liable for any obligations of the Trust or of the Portfolio under this Agreement, and the Subadviser agrees that, in asserting any rights or claims under this Agreement, it shall look only to the assets and property of the Trust or the Portfolio to which the Subadviser's rights or claims relate in settlement of such rights or claims, and not to the Trustees of the Trust or the interestholders of the Portfolio.

         SECTION 10. NOTICE

         Any notice or other communication required to be given pursuant to this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to the Trust, at:

                  Schroder Capital Funds (Delaware)
                  Two Portland Square
                  Portland, ME  04101

if to the Adviser, at:

                  Schroder Capital Management International Inc.,
                  787 Seventh Avenue, 29th Floor
                  New York, New York 10019
and if to the Subadviser, at:

                  Schroder Investment Management International, Ltd. 31 Gresham Street
                  London, U.K. EC2V 7QA


         SECTION 11.  MISCELLANEOUS

         (a) No provisions of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by all parties hereto and, if required by applicable law, by a vote of a majority of the outstanding voting securities of the Portfolio.

         (b) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

         (c) This Agreement may be executed by the parties hereto on any number of counterparts, and all of the counterparts taken together shall be deemed to constitute one and the same instrument.

         (d) If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

         (e) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (f)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

         (g) The Subadviser confirms that the Portfolio is a "Non-private customer" as defined in the rules of the IMRO.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                       SCHRODER CAPITAL FUNDS



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                                       SCHRODER CAPITAL MANAGEMENT
                                       INTERNATIONAL, INC.




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                                       SCHRODER INVESTMENT MANAGEMENT
                                       INTERNATIONAL, LTD




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